Exhibit 4.3 THE PNC FINANCIAL SERVICES GROUP, INC. SECOND SUPPLEMENTAL INDENTURE Dated as of June 6, 2022 to INDENTURE Dated as of December 19, 2012 THE BANK OF NEW YORK MELLON, as Trustee

1 This SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of June 6, 2022, is by and between THE PNC FINANCIAL SERVICES GROUP, INC., a Pennsylvania corporation (the “Company”), and THE BANK OF NEW YORK MELLON (the “Trustee”). RECITALS WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of December 19, 2012 (the “Base Indenture”) and the First Supplemental Indenture, dated as of April 28, 2014 (collectively with the Base Indenture, the “Existing Indenture,” and, together with this Second Supplemental Indenture, the “Indenture”) providing for the issuance by the Company from time to time of its subordinated debt securities in one or more series (the “Securities”); WHEREAS, Section 9.01(i) of the Existing Indenture provides that the Company and the Trustee may, without the consent of any Holders, enter into indentures supplemental to the Existing Indenture to change or eliminate any of the provisions of the Existing Indenture when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; WHEREAS, any change to or elimination of any provision of the Existing Indenture pursuant to this Second Supplemental Indenture shall not apply to any Security Outstanding prior to the execution of this Second Supplemental Indenture, and each Security Outstanding prior to the execution of this Second Supplemental Indenture shall continue to be entitled to the benefit of the provisions under the Existing Indenture; WHEREAS, in accordance with Section 9.01(i) of the Existing Indenture, the Company and the Trustee wish to amend the Existing Indenture to change or eliminate certain provisions of the Existing Indenture with respect to each series of Securities issued following the execution of this Second Supplemental Indenture, as set forth below; WHEREAS, the Company is delivering contemporaneously herewith to the Trustee, pursuant to the Existing Indenture, an officers’ certificate and an opinion of counsel in connection with the execution and delivery of this Second Supplemental Indenture; and NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows: ARTICLE I AMENDMENTS Section 1.01. Section 3.01(p) of the Existing Indenture of the Indenture is hereby amended by deleting such Section 3.01(p) in its entirety and replacing it with the following: “(p) any addition to, elimination of or other change in the Events of Default or covenants, in each case with respect to the Securities of such series, including making Events of Default or covenants

2 inapplicable or changing the remedies available to Holders of the Securities of such series upon an Event of Default;” Section 1.02. Section 3.01(q) of the Existing Indenture is hereby amended by deleting such Section 3.01(q) in its entirety and replacing it with the following: “(q) any addition to, elimination of or other change in Defaults with respect to the Securities of such series, including making Defaults inapplicable or changing the remedies available to Holders of the Securities of such series upon a Default;” Section 1.03. Section 5.01(a) of the Existing Indenture is hereby amended by deleting existing clauses (1) and (2) in their entirety and replacing them with the following: (1) the entry of a decree or order by a court having jurisdiction in the premises for relief in respect of the Company under Title 11 of the United States Code, as now constituted or as hereafter amended, or any other applicable Federal or State bankruptcy law or other similar law, or appointing a receiver, trustee or other similar official of the Company or of substantially all of its property, or ordering the winding-up or liquidation of its affairs under any such law and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; (2) the filing by the Company of a petition or answer or consent seeking relief under Title 11 of the United States Code, as now constituted or as hereinafter amended, or any other applicable Federal or State bankruptcy law or other similar law, or the consent by it to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking possession of a receiver, trustee, custodian or other similar official of the Company or of substantially all of its property under any such law, or the Company shall take any corporate action in furtherance of any such action; or Section 1.04. Section 5.01(b) of the Existing Indenture is hereby amended by inserting “and such default continues for a period of 30 days” after the word “otherwise” at the end of the clause (2) of such section. Section 1.05. Section 5.02 of the Existing Indenture is hereby amended as follows: (a) The following is inserted after the first sentence of the first paragraph of Section 5.02: “Unless otherwise specified as contemplated by Section 3.01 with respect to the Securities of such series, there shall be no rights of acceleration other than as described in the preceding sentence. In addition, for the avoidance of doubt, unless otherwise specified as contemplated by Section 3.01 with respect to the Securities of a series, neither the Trustee nor any Holders of such Securities shall have the right to accelerate the payment of such Securities, nor shall the payment of any Securities be otherwise accelerated, as a result of a Default. Further, for avoidance of doubt, if an Event of Default as described in Section 5.01(a)(3) is specified for a series of Securities, there will be no right to accelerate payment of such Securities on the terms

3 described in the preceding paragraph unless such acceleration rights are granted specifically for such Securities as contemplated by Section 3.01.” (b) The third paragraph of Section 5.02 is hereby amended by deleting such paragraph in its entirety and replacing it with the following: “No such rescission shall affect any subsequent Event of Default or Default or impair any right consequent thereon.” Section 1.06. Clause (b) of the first sentence of Section 5.03 of the Existing Indenture is hereby amended by inserting “and such default continues for a period of 30 days” after the word “otherwise” at the end of such clause. Section 1.07. Section 6.02 of the Existing Indenture is hereby amended by deleting such Section 6.02 in its entirety and replacing it with the following: “If a default occurs hereunder with respect to the Securities of any series, the Trustee shall give the Holders of such series notice of such default as and to the extent provided in the Trust Indenture Act of 1939; provided, however, that in the case of any default of the character specified in Section 5.01(b)(3) with respect to the Securities of such series, no such notice to the Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or the lapse of time or both would become, an Event of Default or a Default with respect to the Securities of such series.” Section 1.08. Section 6.03(j) of the Existing Indenture is hereby amended by deleting “default or” and inserting “or Default” after each occurrence of the phrase “Event of Default.” Section 1.09. Section 6.07 of the Existing Indenture is hereby amended by inserting “or Default after the phrase “Event of Default” in the penultimate paragraph of such section. Section 1.10. Section 6.08 of the Existing Indenture is hereby amended by adding the following sentence at the end thereof: “For the purpose of determining whether a conflict of interest exists within the meaning of the Trust Indenture Act of 1939, “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default or a Default.” Section 1.11. The first paragraph of Section 8.01 of the Existing Indenture is hereby amended by deleting the words up to and including the colon in their entirety and replacing them with the following: “The Company shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, other than a sale or conveyance of all or substantially all of its assets to one or more Subsidiaries, unless:” Section 1.12. Section 10.04 of the Existing Indenture is hereby amended by inserting the following at the end thereof:

4 “ For the purpose of this Section, the term “default” means any event which is, or after notice or the lapse of time or both would become, an Event of Default or a Default.” Section 1.13. Section 13.03 of the Existing Indenture is hereby amended by inserting “or Default” after the phrase “Event of Default.” ARTICLE II MISCELLANEOUS Section 2.01 Definitions. All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Existing Indenture. Section 2.02 Effect of this Second Supplemental Indenture. The Existing Indenture shall be modified in accordance with this Second Supplemental Indenture, and this Second Supplemental Indenture shall form part of the Existing Indenture for all purposes; and every Holder of Securities thereafter authenticated or delivered thereunder shall be bound hereby. The Existing Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed. Any cross-references to the provisions of the Existing Indenture that are deleted or modified as a result of this Second Supplemental Indenture are hereby accordingly deleted or modified, as applicable. Notwithstanding anything to the contrary contained herein, the modifications to the Existing Indenture pursuant to this Second Supplemental Indenture shall not apply to any Security Outstanding as of the date hereof. Section 2.03 Trust Indenture Act Controls. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in this Second Supplemental Indenture by the Trust Indenture Act, the required or deemed provision shall control. Section 2.04 Effect of Headings and Table of Contents. The Article and Section headings herein are for convenience only and shall not affect the construction hereof. Section 2.06 Successors and Assigns. All covenants and agreements in this Second Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not. Section 2.07 Separability Clause. If any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Section 2.08 Governing Law. This Second Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to conflict of laws principles thereof, except that the rights, immunities, duties and liabilities of the Trustee as a trustee and any rights and immunities limiting such liability shall be governed by the laws of the State of New York. Section 2.09 Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together

5 constitute but one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Section 2.10. Electronic Signatures. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Second Supplemental Indenture and/or any document, notice, instrument or certificate to be signed and/or delivered in connection with this Second Supplemental Indenture and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), electronic deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. Section 2.10. No Representation by Trustee. The recitals and statements herein are deemed to be those of the Company and not of the Trustee. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture. [Signature page follows.]

6 IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first written above. THE PNC FINANCIAL SERVICES GROUP, INC. By: /s/ Lisa M. Kovac Name: Lisa M. Kovac Title: Vice President Attest: /s/ Alicia G. Powell Name: Alicia G. Powell Title: Deputy General Counsel & Corporate Secretary THE BANK OF NEW YORK MELLON, as Trustee By: /s/ Glenn McKeever Name: Glenn McKeever Title: Vice President